JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 22, 1997 (including amendments thereto) with respect to the Common Stock of Rose's Stores, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:   July 22, 1997                    STEEL PARTNERS II, L.P.

                                          By: Steel Partners, L.L.C.
                                              General Partner


                                          By: /s/ Warren G. Lichtenstein
                                              --------------------------
                                                  Warren G. Lichtenstein,
                                                  Chief Executive Officer



                                             /s/ Warren G. Lichtenstein
                                             --------------------------
                                                 WARREN G. LICHTENSTEIN